UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 29, 2001

                                 STRUTHERS, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)


           NEVADA                     0-30331                57-1075246
           ------                     -------                ----------
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)           Identification No.)

                     605 ROSSVILLE ROAD, WAUKON, IOWA 52172
                     --------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (563) 568-4950










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ITEM 5.              OTHER EVENTS

(a) On November 5, 2001, at a meeting, the Company's Board of Directors approved an increase in the Company's authorized shares of common stock from nine hundred million (900,000,000) to one billion four hundred million (1,400,000,000); and on November 29, 2001, by Unanimous Consent in Lieu of Meeting, authorized and directed the President and Secretary to execute and file a Certificate of Change of the Company's Articles of Incorporation to effectuate the foregoing, to be effective on the filing of the Certificate of Change.

(b) On November 29, 2001 by Unanimous Consent in Lieu of Meeting the Company's Board of Directors amended the Company's By-Laws effective immediately by (i) amending Section 1 of Article II to provide that the annual meeting of shareholders be held for every calendar year at a time not more than sixteen months after the holding of the last preceding annual meeting; and (ii) amending
Section 7 of Article II to provide that the holders of one-third of the outstanding shares of the Corporation entitled to vote shall constitute a quorum at a meeting of shareholders.

ITEM 7.              FINANCIAL STATEMENTS AND EXHIBITS

           (c)  EXHIBITS

           3(i) Certificate of Change of the Articles of Incorporation

           3(ii) Amended and Restated by-Laws



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 STRUTHERS, INC.
                                                 (Registrant)

Dated: February 20, 2002                         By /S/ RICHARD S. LANE
                                                    --------------------
                                                    Richard S. Lane
                                                    Chairman of the Board







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